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                                                                    EXHIBIT 21.1



                     SUBSIDIARIES OF WALL DATA INCORPORATED

                              AS OF APRIL 30, 1998


                                                              STATE OF INCORPORATION
                                                                OR COUNTRY IN WHICH
                        SUBSIDIARY                                   ORGANIZED
----------------------------------------------------------    ---------------------
Wall Data (UK) Limited                                             United Kingdom
Wall Data (Canada) Limited                                         Canada
Wall Data (Barbados) Incorporated                                  Barbados
Wall Data France s.a.r.l                                           France
Wall Data GmbH                                                     Germany
Wall Data Australia Pty Ltd                                        Australia
Wall Data Japan K.K                                                Japan
Wall Data Mexico S.A. de C.V                                       Mexico
Wall Data Asia Pte. Ltd                                            Singapore
Wall Data Limited                                                  Ireland
Wall Data International                                            Delaware
Wall Data do Brasil Limitada                                       Brazil
Software Development Tools Limited                                 United Kingdom
Software Development Tools Inc. France                             France
Expert Edge Computer Systems Limited                               Ireland
Radisson Limited                                                   Ireland
First Service Computer Dienstleistungs-GmbH, Dietzenbach           Germany
First Service Computer Dienstleistungs-GmbH, Hattingen             Germany
First Service Computer Dienstleistungs-GmbH, Munchen               Germany